Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 20, 2016, by and between AMERI Holdings, Inc., a Delaware corporation (the “Company”), and DHRUWA N. RAI, an individual (the “Purchaser”).

WITNESSETH:

WHEREAS, subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a private offering as more fully set forth herein (the “Offering”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company in the Offering, 500,000 shares of Common Stock.

NOW THEREFORE, in consideration of the mutual promises and representations, warranties and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Offering Terms.

1.1           Purchase and Sale.  On the terms and subject to the conditions set forth in this Agreement, at the Closing the Company will sell and the Purchaser will purchase 500,000 shares of Common Stock (the “Shares”) at a purchase price of $6.00 per share, for the aggregate purchase price of $3,000,000.

1.2           Closing.  The closing of the transactions contemplated under this Agreement (the “Closing”) will take place at 10:00 a.m. on the date hereof at the offices of the Company located at 100 Canal Pointe Blvd., Suite 108, Princeton, NJ 08540, or at such other time, date or place as agreed to in writing by the parties hereto.  At the Closing, the Purchaser shall pay the aggregate purchase price by wire transfer of immediately available funds to an account designated by the Company, and the Company shall issue the Shares to the Purchaser.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

2.1           Corporate Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and in the places where such properties are now owned, operated and leased or such business is now being conducted.

2.2           Authorization.  The Company has the requisite power and authority to enter into and perform this Agreement and any other agreements, documents and instruments delivered together with this Agreement or in connection herewith (the “Transaction Documents”) and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company’s Board of Directors (the “Board”) or the Company’s stockholders is required.  The Transaction Documents have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

2.3           Approvals and Consents.  The Company is not required to obtain any further consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any other third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to issue and sell the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

2.4           Due and Valid Issuance.  The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

2.5           Material Compliance with Applicable Laws.  Neither the Company nor any of its subsidiaries is in material violation of, and neither the execution, delivery nor performance of any of the Transaction Documents has or will result in a material violation of, any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries.

2.6           Financial Information.  The Company’s condensed consolidated financial statements included in its Annual Report on Form 10-K for the transition period ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”) on March 15, 2016, (i) are true, complete and correct in all respects, (ii) were prepared on a consistent basis throughout the periods indicated therein, and (iii) in all material respects, present fairly the financial condition of the business of the Company insofar as may be presented by such data, as of the dates and during the periods indicated therein.

2.7           SEC Reports.  The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC since December 31, 2015 (the “Company SEC Documents”).  As of their respective dates, or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.8           Finders.  The Company has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Purchaser, its officers, directors, affiliates, subsidiaries, employees and agents (as applicable) from liability for any compensation to any such intermediary retained by the Company and the fees and expenses of defending against such liability or alleged liability.

2.9           Survival.  The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

3.           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to and agrees with the Company as follows:

3.1           Organization of the Purchaser.  If the Purchaser is not a natural person, the Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power to own its assets and to carry on its business.

3.2           Authorization.  The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder.  If the Purchaser is not a natural person, the execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary entity action, and no further consent or authorization of the Purchaser or its Board of Directors, stockholders, partners or members, as the case may be, is required.  The Transaction Documents have been duly authorized, executed and delivered by the Purchaser and constitute, or shall constitute when executed and delivered, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.

3.3           Approvals and Consents.  The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any other third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

3.4           Investment.  The Purchaser is acquiring the Shares being purchased by it for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person or entity has a direct or indirect beneficial interest in the Shares.  The Purchaser does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such third party with respect to the Shares.

3.5           Exemption From Registration.  The Purchaser acknowledges that the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act.  In furtherance thereof, the Purchaser represents and warrants to the Company as follows:

   (i)           The Purchaser realizes that the basis for the exemption from registration under the Securities Act may not be present if, notwithstanding any representation and/or warranty to the contrary contained in this Agreement, the Purchaser has in mind merely acquiring the Shares for a fixed or determinable period of time;

   (ii)           The Purchaser has the financial ability to bear the economic risk of its investment in the Shares, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

   (iii)          The Purchaser, either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

3.6           Accredited Investor.  The Purchaser is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

3.7           Available Information.  The Purchaser:

   (i)           Has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Purchaser, its representative, attorney and/or accountant deem necessary to enable it to make an informed investment decision concerning the purchase of the Shares;

   (ii)          Has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the Offering, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

   (iii)         Has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering and other matters pertaining to an investment in the Shares, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of the Shares to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

(iv)            Has not been furnished with any oral representation or oral information in connection with the Offering; and

(v)             Has determined that the Shares are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of its investment in the Shares.

3.8           Non-Reliance.  No representation or warranty (written or oral) has been made to the Purchaser by the Company, or any officer, director, employee, agent, affiliate or subsidiary of the Company other than those contained herein and in subscribing for the Shares the Purchaser is not relying upon any representations other than those contained herein.

3.9           Transfer Restrictions.  During the Holding Period (as defined below), Purchaser shall not sell, assign, convey or otherwise transfer any of the Shares.  Following the termination of the Holding Period, the Purchaser shall not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser’s purchase because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states, or unless exemptions from such registration requirements are available.  In particular, the Purchaser is aware that the Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act.  The Purchaser further understands that sale or transfer of the Shares is further restricted by state securities laws and the provisions of this Agreement.  As used herein, the Holding Period shall mean the period commencing on the Closing through the earlier to occur of (i) the second anniversary of the date of the Closing or (ii) the sale of majority (50% or more) of the assets or capital stock of the Company in any single transaction or series of related transactions, including through any merger or consolidation.

3.10           Legends. The Purchaser understands and acknowledges that that each certificate representing the Shares may be endorsed with substantially the following legends:

   (i)           “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS”, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”; and

   (ii)           any other legends required by applicable state or federal securities laws or any applicable state laws regulating the Company’s business.

3.11           Non-Marketable Investments.  The Purchaser’s overall commitment to investments that are not readily marketable is not disproportionate to the Purchaser’s net worth, and an investment in the Shares will not cause such overall commitment to become excessive.

3.12           Finders.  The Purchaser has not retained any finder, broker, agent, financial advisor or other intermediary in connection with the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company, its officers, directors, affiliates, subsidiaries, employees and agents from liability for any compensation to any such intermediary retained by the Purchaser and the fees and expenses of defending against such liability or alleged liability.

3.13           Survival.  The foregoing representations, warranties and agreements shall survive the execution of this Agreement.

4.           General Provisions.

4.1           Entire Agreement; Amendment and Waiver.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter, and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.  Any failure by the Company or the Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights.  This Agreement may not be amended or modified or the provisions hereof waived (either generally or in a particular instance and either retroactively or prospectively) without the prior written consent of the party against whom such amendment, modification, or waiver is sought to be enforced.

4.2           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to a nationally recognized overnight courier or on the business day received (or the next business day if received after 5:00 p.m. local time or on a weekend or day on which banks are closed) when sent via email (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser:

the address set forth on the signature page hereto

If to the Company:

AMERI Holdings, Inc.
100 Canal Pointe Boulevard, Suite 108
Princeton, New Jersey 08540
Attn:  Giri Devanur,
           President and Chief Executive Officer

with a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Adam W. Finerman, Esq.
Fax No.:  (212) 451-2222

4.3           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.4           Binding Effect; Assignment.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Company and the Purchaser and each of their respective successors and assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party.  Any transfer or assignment of any of the rights, interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

4.5           Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

4.6           Headings.  The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

4.7           Pronouns.  Whenever the pronouns “it” or “its” are used herein, they shall also be deemed to mean “he” or “his” or “she” or “hers” whenever applicable.  Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

4.8           Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

4.9           Information Confidential. The Purchaser acknowledges that the information received by it pursuant hereto may be confidential and is for its use only.  The Purchaser agrees that it will not use such information in violation of the Exchange Act, or reproduce, disclose or disseminate such information to any other person, unless the Company has made such information available to the public generally.

4.10        Counterparts.  This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

AMERI HOLDINGS, INC.

By:	/s/ Giri Devanur
	Name:	Giri Devanur
	Title:	President and Chief Executive Officer

PURCHASER

/s/ Dhruwa N. Rai
DHRUWA N. RAI

Address:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]